UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 22, 2012

Brown & Brown, Inc.

(Exact Name of Registrant as Specified in its Charter)

Florida	001-13619	59-0864469
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

220 South Ridgewood Avenue, Daytona Beach, Florida 32114

(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code:  (386) 252-9601

                      N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 22, 2012, the Board of Directors (the "Board") of Brown & Brown, Inc. (the "Company") elected H. Palmer Proctor, Jr. to serve as a director of the Company, effective immediately, until the Company's 2013 annual shareholders' meeting, at which time it is expected that he will be a director nominee. There are no arrangements or understandings between Mr. Proctor and any other person pursuant to which Mr. Proctor was elected as a director. There are no transactions in which Mr. Proctor has an interest requiring disclosure under Item 404(a) of Securities and Exchange Commission Regulation S-K.

As with all of the Company's non-employee directors, Mr. Proctor will receive the following compensation: (i) $17,500 for each regular quarterly Board meeting attended in person ($1,500 for each Board meeting attended by telephone, rather than in person); (ii) $2,000 for attendance at the annual Board "retreat;" and (iii) an annual grant of $32,000 worth of shares of the Company's common stock. Directors also are reimbursed for reasonable out-of-pocket expenses incurred in connection with Board meetings.

Item 7.01 Regulation FD Disclosure.

On October 22, 2012, the Company issued a press release announcing the election of Mr. Proctor to the Board, as well as certain other information. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information furnished herewith pursuant to Item 7.01 of this Current Report, including Exhibit 99.1, shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section. The information in this Current Report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Current Report, regardless of any general incorporation language in the filing.

Item 9.01   Financial Statements and Exhibits.

Exhibits.

The following is furnished herewith:

Exhibit No. Description

99.1 Press Release dated October 22, 2012.

BROWN & BROWN, INC.

By: /S/ LAUREL L. GRAMMIG

Laurel L. Grammig

Vice President

Date: October 26, 2012

EXHIBIT INDEX

Exhibit No.   Description

99.1   Press Release dated October 22, 2012.